                                                                    Exhibit 3.27

                                                  Ontario Corporation Number
                                               Numero de la compagnia en Ontario
                                                            1500914

January 01, 2002

                            ARTICLES OF AMALGAMATION
                                STATUTS DE FUSION

                                     Form 4
                                    Business
                                  Corporations
                                       Act

1.    The name of the amalgamated corporation is:

      Denomination sociale de la compagnie issue de la fusion:

GOODYEAR CANADA INC.

                                     Formula
                                    numero 4
                                  Loi sur les
                                   compagnies

2.    The address of the registered office is:

      Adresse du siege social:

450 Kipling Avenue
--------------------------------------------------------------------------------
   (Street & Number, or R.R. Number & If Multi-Office Building give Room No.) (Rue et numero de la R.R. et, s'il s'agit edifice a bureaux, numero du bureau)

Toronto, Ontario                                                 M8Z5E1
--------------------------------------------------------------------------------
           (Name of Municipality or Post Office)       (Postal Code/Code postal)
      (Nom de la municipalite ou du bureau de poste)

3.    Number (or minimum and maximum number) of directors is:

      Nombre (ou nombres minimal et maximal) d'administrateurs:

A Minimum of Three (3) and a Maximum of Eleven (11)

4. The director(s) is/are:

   Administrateur(s):

First name, initials and surname

Prenom, initiales et nom de famille

Address for service, giving Street & No. or R.R. No., Municipality and Postal
Code

Domicile elu, y compris la rue et le numero, le numero, le numero de la R.R. ou le nom de la municipalite et le code postal

Resident Canadian State Yes or No

Resident
Canadien
Oui/Non

See Attached

(A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

(B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

      The articles of amalgamation in substance contain the provisions of the articles of Incorporation of

(A) Les actionnaires do chaque compagnie qui fusionne ont dument adopte la convention de fusion conformement au paragraphe 176 (4) de la Loi sur les compagnies a la date mentionnee ci-dessous.

(B) Les administrateurs de chaque companie qui fusionne ont approuve la fusion par voie de resolution conformement a l'article 177 de la Loi sur les compagnies a la date mentionne ci-dessous. Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

GOODYEAR CANADA INC.

and are more particularly set out in these articles.

et sont enonces textuellement aux presents statuts.

Names of amalgamating
corporations                        Ontario Corporation Number    Date of Adoption/Approval
Denomination sociale des            Numero de la compagnie en     Date d'adoption au
compagnies qui fusionnent           Ontario                       d'approbation
---------------------------------   ---------------------------   --------------------------
Goodyear Canada Inc.                          1449155                  December 28, 2001

Grandford   Manufacturing  Inc./              1506265                  December 28, 2001
Le Manufacturier Granford Inc.

4.

                                                     RESIDENT
NAME                  ADDRESS FOR SERVICE            CANADIAN
-------------------   -----------------------------  --------
G. Wayne Barnes      237 Glen Afton Drive,             Yes
                     Burlington Ontario, L7L 1G8

James S. Coulter     87 Brookeview Drive,              Yes
                     Aurora, Ontario, L4G 6R5

Douglas S. Hamilton  1551 Warland Road,                Yes
                     Oakville, Ontario, L6L 1N4

Richard J. Houle     205 Terrasse Maxime,              Yes
                     Ste-Anne de Belle, Quebec, H9X
                     3W6

John C. Howard       2039 Glenada Crescent,            Yes
                     Oakville, Ontario, L6H 4M7

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s'i1 y a lieu, imposes aux activites commercials ou aux pouvoirs de la compagnie

None

7. The classes and any maximum number of shares that the corporation is authorised to issue:

Categories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:

(a) An unlimited number of shares of one class to be designated as "Common Shares"; and

(b) An unlimited number of shares of one class to be designated as "Preferred Shares".

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

See Attached

5.

(a) The Common Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

      COMMON SHARES

      (i) The Common Shares shall rank junior to the Preferred Shares and shall be subject in all respects to the rights, privileges, restrictions and conditions attaching to the Preferred Shares.

      (ii) The Holders of the common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon if, as and when declared by the Board of Directors of the Corporation, out of the moneys of the Corporation properly applicable to the payment of the dividends, in such amounts and in such form as the Board of Directors of the Corporation may from time to time determine and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

      (iii) In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

      (iv) The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class of shares of the Corporation are entitled to vote separately as a class.

(b) The Preferred Shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

      PREFERRED SHARES:

      (i) PAYMENT OF DIVIDENDS: The holders of the Preferred Shares shall be entitled to receive dividends if, as and when declared by the Board of Directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the Board of Directors may, from time to time, determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Preferred Shares, the Board of Directors may, in their sole discretion, declare dividends on the Preferred Shares to the exclusion of any other class of shares of the Corporation.

      (ii) DIVIDENDS PREFERENTIAL: Except with the consent, in writing, of the holders of all the Preferred Shares outstanding, no dividend shall at any time be declared and paid on or set apart for payment on the common shares or on any other shares ranking junior to the Preferred Shares in any financial year unless and until any dividend declared on the Preferred Shares has been paid or set apart for payment.

      (iii) PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall be entitled to receive, from the assets of the Corporation, a sum equivalent to the aggregate redemption amount (as hereinafter defined) of all Preferred Shares held by them respectively before any amount shall be paid or any assets of the Corporation distributed to the holders of any Common Shares or shares or any other class ranking junior to the Preferred Shares. After payment to the holders of the Preferred Shares of the amount so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets of the Corporation.

      (iv) REDEMPTION AT OPTION OF HOLDER: A holder of Preferred Shares shall be entitled to require the Corporation to redeem, subject to the requirements of the Ontario Business Corporations Act as now enacted or as the same may, from time to time, be amended, re-enacted or replaced, at any time or times all or any of the Preferred Shares held by such holder by tendering to the Corporation at its registered office a share certificate or certificates representing the Preferred Shares which the holder desires to have the Corporation redeem, together with a request in writing specifying
            (i) that the holder desires to have the Preferred Shares represented by such certificate or certificates redeemed by the corporation and, if part only of the shares represented by such certificate or certificates is to be redeemed, the number thereof so to be redeemed and (ii) the business day (herein referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Preferred Shares. The Redemption Date shall be not less than 30 days (or such shorter period to which the Corporation may consent) after the day on which the request, in writing, is given to the Corporation. Upon receipt of a share certificate or certificates representing the Preferred Shares which the holder desires to have the Corporation redeem, together with such a request, the Corporation shall on the

            Redemption Date redeem such Preferred Shares by paying to such holder the redemption amount (as hereinafter defined) for each such Preferred Share being redeemed. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada (or, with the consent of the holder, by any other means of immediately available funds). If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. The said Preferred Shares shall be redeemed on the Redemption Date and from and after the Redemption Date the holder of such shares shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of a holder of Preferred Shares in respect thereof unless payment of the redemption amount is not made on the Redemption Date, in which event the rights of the holder of the said Preferred Shares shall remain unaffected.

      (v) REDEMPTION BY CORPORATION: The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or, from time to time, any part of the ten outstanding Preferred Shares on payment of U.S. $10,000 for each share to be redeemed, such amount being herein referred to as the "Redemption Price", plus all declared and unpaid dividends thereon, the whole constituting and being herein referred to as the "Redemption Amount".

      (vi) IDEM: In the case of redemption of Preferred Shares under the provisions of clause 8(b)(v) hereof, the Corporation shall at least 21 days (or, if all of the holders of the Preferred Shares consent, such shorter period to which they may consent) before the date specified for redemption mail (or, with the consent of any particular holder, otherwise deliver) to each person who at the date of mailing (or delivery, as the case may be) is a holder of Preferred Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Preferred Shares. Such notice shall (subject to the consent of any particular holder referred to above) be mailed by letter, postage prepaid, addressed to each such holder at his address as it appears on the records of the Corporation or, in the event of the address of any such holder not so appearing, then to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption amount and the date of which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Preferred Shares to be redeemed the redemption amount thereof on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates representing the Preferred Shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers in Canada (or with the consent of any particular holder, by any other means of immediately available funds). If a part only of the shares represented by any certificate are redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the holders of the Preferred Shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of holders of Preferred Shares in respect thereof unless payment of the redemption amount is not made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders of the said Preferred Shares shall remain unaffected. The Corporation shall have the right at any time after the mailing (or delivery, as the case may be) of notice of its intention to redeem any Preferred Shares to deposit the redemption amount of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any Chartered Bank or in any Trust Company in Canada, named in such notice, to be paid without interest to or to the order of the respective holders of such Preferred Shares called for redemption upon presentation and surrender to such Bank or Trust Company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption amount so deposited against presentation and surrender of the said certificates held by them respectively and any interest allowed on such deposit shall belong to the Corporation.

      (vii) VOTING RIGHTS: The holders of the Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting. The holders of the Preferred Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business of the Corporation.

(c) To declare, after giving effect to the foregoing that the authorized capital of the Corporation shall be an unlimited number of Common Shares and an unlimited number of Preferred Shares.

6. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

      L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

None

7. Other provisions, (if any)

   Autres dispositions,s'il y a lieu:

The Board of Directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms at it deems expedient:

(a)   borrow money upon the credit of the Corporation;

(b)   issue, reissue, sell or pledge debt obligations of the Corporation;

(c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired property and assets of the Corporation, including, without limiting the generality of the foregoing, real and personal property, movable and immovable property, tangible and intangible assets, book debts, rights, powers, franchise an undertaking, to secure any obligation of the Corporation.

For greater certainty, the foregoing powers conferred on the Directors shall be deemed to include the powers conferred on a company by Division VII of the Special Corporate Powers Act, being Chapter P-16 of the revised statues of Quebec, 1977, and every statutory provision that may be substituted therefore or for any provision therein.

The Board of Directors may, from time to time, by resolution delegate to a committee of Directors or to one or more of the directors of officers of the Corporation all or any of the powers thereby conferred upon the board to such extent and in such manner as the board shall determine at the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

8. The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".

      Les declarations exigees aux termes du paragraphe 178(2) de la Loi sur les compagnies constituent l'annexe "A".

9. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".

      Une copie de la convention de fusion ou les resolutions des administrateurs (selon le cas) constitue(nt) l'annexe "B".

These articles are signed in duplicate.

Les presents statuts sont signes en double exemplaire.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

Denominatino sociale des compagnies qui fusionnent, signature et fonction de leurs dirigeante regulierement designes.

                                       GOODYEAR CANADA INC.

                                       By: /s/ Robin M. Hunter
                                           -------------------------------------
                                           Robin M. Hunter, Assistant Secretary

                                       GRANFORD MANUFACTURING INC./
                                       LE MANUFACTURIER GRANDFORD INC.

                                       By: /s/ Robin M. Hunter
                                           -------------------------------------
                                           Robin M. Hunter, Assistant Secretary

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178 (2) OF
                          THE BUSINESS CORPORATIONS ACT

      I, JAMES S. COULTER, of the Town of Aurora, in the Regional Municipality of York, in the Province of Ontario, hereby state as follows:

1. This statement is made pursuant to subsection 178 (2) of the Business Corporations Act (the "Act").

2. I am a director of GOODYEAR CANADA INC. (the "Corporation") and, as such, have knowledge of its affairs.

3. I have conducted such examinations of the books and records of the Corporation as are necessary to enable me to make the statements hereinafter set forth.

4. There are reasonable grounds for believing that the Corporation is and the corporation (the "Amalgamated Corporation") to be formed by the amalgamation (the "Amalgamation") of the Corporation and Granford Manufacturing Inc./Le Manufacturier Granford Inc. will be able to pay its liabilities as they become due, and the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. Them are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation and the Corporation has not been notified by any creditor that it objects to the Amalgamation.

      This statement is made this 28th day of December, 2001.

                                           /s/ James S. Coulter
                                           -------------------------------------
                                           James S. Coulter

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178 (2) OF
                          THE BUSINESS CORPORATIONS ACT

      I, G. WAYNE BARNES, of the City of Burlington, in the Regional Municipality of Halton, in the Province of Ontario, hereby state as follows:

1. This statement is made pursuant to subsection 178 (2) of the Business Corporations Act (the "Act").

2. I am a director of GRANFORD MANUFACTURING INC./LE MANUFACTURIER GRANFORD INC. (the "Corporation") and, as such, have knowledge of its affairs.

3. I have conducted such examinations of the books and records of the Corporation as are necessary to enable me to make the statements hereinafter set forth.

4. There are reasonable grounds for believing that the Corporation is and the corporation (the "Amalgamated Corporation") to be formed by the amalgamation (the "Amalgamation") of the Corporation and Goodyear Canada Inc. will be able to pay its liabilities as they become due, and the realizable value of the Amalgamated Corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. These are reasonable grounds for believing that no creditor of the Corporation will be prejudiced by the Amalgamation and the Corporation has not been notified by any creditor that it objects to the Amalgamation.

      This statement is made this 28th day of December, 2001.

                                           /s/ G. Wayne Barnes
                                           -------------------------------------
                                           G. Wayne Barnes

                                  SCHEDULE "B"

                      RESOLUTION OF THE BOARD OF DIRECTORS
                             OF GOODYEAR CANADA INC.

      WHEREAS the Corporation is a wholly-owned subsidiary of and has decided to amalgamate with GRANFORD MANUFACTURING INC./LE MANUFACTURIER GRANFORD INC. (the "Amalgamating Subsidiary") pursuant to subsection 177(1) of the Business Corporations Act.

      THEREFORE it is resolved that:

1. The amalgamation of the Corporation and the Amalgamating Subsidiary under the Business Corporations Act, pursuant to subsection 177(1) thereof, be and the same is hereby approved;

2. Upon the endorsement of a Certificate of Amalgamation pursuant to subsection 178(4) of the Business Corporations Act, all shares of the capital of the Amalgamating Subsidiary, including all shares which have been issued and are outstanding at the date hereof be and the same are hereby cancelled without any repayment of capital in respect thereof;

3. The articles of amalgamation of the amalgamated corporation shall be the same as the January 1, 2001 articles of amalgamation of Goodyear Canada Inc.;

4. No securities shall be issued by the amalgamated corporation in connection with the amalgamation; and

5. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing. The officers may, in their sole discretion, discontinue the amalgamation contemplated herein at any time prior to the signing of Articles of Amalgamation.

      The undersigned hereby certifies that the foregoing is a true and complete copy of the resolution of GOODYEAR CANADA INC. which was duly authorized by all directors of the Corporation on December 28, 2001 and that the said resolution remains in full force and effect, unamended at the date hereof.

      DATED this 28th day of December, 2001.

                                           /s/ Robin M. Hunter
                                           -------------------------------------
                                           ASSISTANT SECRETARY OF
                                           GOODYEAR CANADA INC.

                                  SCHEDULE "B"

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
           GRANFORD MANUFACTURING INC./LE MANUFACTURIER GRANFORD INC.

      WHEREAS the Corporation is a wholly-owned subsidiary of and has decided to amalgamate with GOODYEAR CANADA INC. pursuant to subsection 177(1) of the Business Corporations Act.

      THEREFORE it is resolved that:

1. The amalgamation of the Corporation and GOODYEAR CANADA INC. under the Business Corporations Act, pursuant to subsection 177(1) thereof, be and the same is hereby approved;

2. Upon the endorsement of a Certificate of Amalgamation pursuant to subsection 178(4) of the Business Corporations Act, all shares of the capital of the Corporation, including all shares which have been issued and are outstanding at the date hereof, be and the same are hereby cancelled without any repayment of capital in respect thereof;

3. The articles of amalgamation of the amalgamated corporation shall be the same as the January 1, 2001 articles of amalgamation of Goodyear Canada Inc.;

4. No securities shall be issued by the amalgamated corporation in connection with the amalgamation; and

5. The proper officers of the Corporation be and they are hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing. The officers may, in their sole discretion, discontinue the amalgamation contemplated herein at any time prior to the signing of Articles of Amalgamation.

      The undersigned hereby certifies that the foregoing is a true and complete copy of the resolution of GRANFORD MANUFACTURING INC./LE MANUFACTURIER GRANFORD INC. which was duly authorized by all directors of the Corporation on December 28, 2001 and that the said resolution remains in full force and effect, unamended at the date hereof.

      DATED this 28th day of December, 2001.

                                            /s/ Robin M. Hunter
                                            ------------------------------------
                                            SECRETARY OF
                                            GRANFORD MANUFACTURING INC./
                                            LE MANUFACTURIER GRANFORD INC.